Exhibit 99.1


                Ameron International Announces Quarterly Dividend


     PASADENA, Calif.--(BUSINESS WIRE)--June 23, 2006--The Board of Directors of Ameron International Corporation (NYSE:AMN) declared a quarterly dividend of 20 cents per share of common stock payable August 15, 2006 to stockholders of record on July 27, 2006.


     CONTACT: Ameron International Corporation
              James R. McLaughlin, 626-683-4000